UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2022

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2022, Athersys, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the requirement to maintain a minimum market value of listed securities of $35 million, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”), because the market value of the Company’s common stock (the “Common Stock”) was below $35 million for 30 consecutive business days. The Notice does not impact the listing of the Common Stock on the Nasdaq Capital Market at this time.

The Notice provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days from the date of the Notice, or until April 12, 2023, to regain compliance under the Market Value Standard. During this period, the Common Stock will continue to trade on the Nasdaq Capital Market. If at any time before April 12, 2023 the market value of the Common Stock closes at or above $35 million for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days), Nasdaq will provide written notification that the Company has achieved compliance under the Market Value Standard and the matter will be closed.

The Company is considering all available options to regain compliance with Nasdaq listing criteria, including the option to regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”). However, there can be no assurance that the Company will be able to regain compliance under either the Market Value Standard or the Equity Standard, or will otherwise be in compliance with other Nasdaq listing criteria. In the event the Company does not regain compliance by April 12, 2023, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance under the Market Value Standard. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirements for minimum closing bid price of the Common Stock and all other initial listing standards (with the exception of the Market Value Standard). If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company that the Common Stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. While the Company is exercising diligent efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 20, 2022

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer